UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2007

Consolidated Graphics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-12631	76-0190827
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5858 Westheimer, Suite 200, Houston, Texas		77057
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-787-0977

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2007, Consolidated Graphics, Inc. (the "Company") borrowed $36.0 million under its existing Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and Well Fargo Bank, as syndication agent, dated October 6, 2006, as amended, to complete the acquisition of The Hennegan Company, to purchase equipment for an existing printing business and for general corporate purposes.

Item 8.01 Other Events.

On February 6, 2007, the Company announced that it has completed the acquisition of The Hennegan Company, located near Cincinnati, Ohio. A copy of the press release is attached hereto as Exhibit 99.1.

The attached press release may contain forward-looking information. Readers are cautioned that such information involves known and unknown risks and uncertainties, including the possibility that events may occur which preclude completion of pending or future acquisitions by the Company.

Item 9.01 Financial Statements and Exhibits.

(C) EXHIBITS

The following exhibit is filed herewith:

99.1 Press release dated February 6, 2007, announcing completion of the acquisition of The Hennegan Company, located near Cincinnati, Ohio.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Graphics, Inc.

February 6, 2007	By:	G. Christopher Colville

Name: G. Christopher Colville
Title: Executive Vice President, Chief Financial Officer and Accounting Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated February 6, 2007, announcing completion of the acquisition of The Hennegan Company, located near Cincinnati, Ohio.